Exhibit 32.1

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentleman:

In connection with the quarterly report of Featherlite, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, Conrad D. Clement, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2003	/s/ Conrad D. Clement Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Featherlite, Inc. and will be retained by Featherlite, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.